                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration
Statement on Form S-8 of our report dated April 24, 2002, relating to the financial statements of Ben Nederland Holding B.V., which appears in Deutsche
Telekom AG's Annual Report on Form 20-F/A for the year ended December 31, 2002.

June 26, 2003

PricewaterhouseCoopers Accountants N.V.
Amsterdam, The Netherlands